Exhibit 99.1

Multi-Color Corporation Announces Agreement to Acquire Constantia Labels Division to Create a Global Leader in the Labels Space

Cincinnati, OH, July 17, 2017 – Multi-Color Corporation (“Multi-Color”) (NASDAQ: LABL) announces today that it has signed a definitive agreement to acquire the Labels Division of Constantia Flexibles (“Constantia Labels”) from Constantia Flexibles GmbH (“Constantia Flexibles”) for approximately $1.3 billion (€1.15 billion), payable in cash and stock.

The combined annual revenues and EBITDA of the two businesses will be approximately $1.6 billion and $300 million, respectively. The combination brings together Constantia Labels’ high performing Food and Beverage business with Multi-Color’s strong Wine and Spirit, and Home and Personal Care platforms, and emerging global position in Healthcare. Additional growth opportunities for Multi-Color exist in Home and Personal Care by utilizing Constantia Labels’ European operational footprint and assets. Growth opportunities for Constantia Labels exist in Food & Beverage and derive from Multi-Color’s US operational footprint and assets. The stronger combined footprint in Asia will provide further revenue opportunities.

The strengthened global platform creates a much greater acquisition pipeline and higher potential synergies from future acquisitions, especially in Food and Beverage, the largest segment of the global labels market.

“The acquisition of Constantia Labels marks a major milestone in the evolution of Multi-Color,” said Nigel Vinecombe, Executive Chairman of Multi-Color. “We are bringing together complementary talents in markets and geographies, diversifying our business and creating a global leader with a transaction that is financially attractive, which will better help us serve our customers” he added.

Management estimates the pre-synergy forward EBITDA multiple for acquiring Constantia Labels is approximately 10.25x. The forward EBITDA multiple including pro forma run-rate synergies is estimated to be 9.2x. Management expects the transaction to be meaningfully accretive to Core EPS in the Fiscal Year ending March 2019, the first full-year of combined results, and supports Multi-Color’s total shareholder return objective to exceed 20% compounded annual growth over the next five years.

Cost synergies are anticipated to reach $15 million (or 2% of acquired revenues) by Fiscal Year March 2020 through a combination of procurement, SG&A, and manufacturing efficiencies. As an example, Multi-Color will utilize Constantia Labels’ pressure sensitive substrate manufacturing capability in the US and Europe to drive future efficiencies. Both companies currently generate EBITDA margins of approximately 18%.

As part of the transaction, Mike Henry, current EVP and Head of Constantia Labels, is expected to become CEO-elect of Multi-Color Corporation, and Constantia Flexibles will become a 16.6% shareholder in Multi-Color. Henry (51), brings 17 years of experience in the labels sector, having started his career at KPMG as a Chartered Accountant, spent 14 years in senior management roles for Spear Labels (based in Cincinnati), and has led Constantia Labels for the past three years. Current Multi-Color CEO, Vadis Rodato, is expected to retire in early 2018 after a transition period. Nigel Vinecombe will remain Executive Chairman.

“I welcome Mike Henry to the executive team and representatives from Constantia Flexibles to the Board of Directors of Multi-Color” Vinecombe added.

“I am delighted to take on this new opportunity and, together with an outstanding team of employees, build on the strengths of the combined businesses to drive forward Multi-Color to further success in the global labels industry,” said Henry.

The transaction purchase price is approximately $1.3 billion (€1.15 billion), and will be settled in cash and 3.4 million shares in Multi-Color stock (representing 19.9% of current stock outstanding). Multi-Color’s stock will be issued to Constantia Flexibles at a price of $75 per share. Two representatives of Constantia Flexibles will join Multi-Color’s Board of Directors, and the shares issued as consideration will be subject to customary lock-up provisions.

Debt financing for the transaction is fully committed through new facilities underwritten by Bank of America Merrill Lynch and Citigroup. Pro Forma leverage for the transaction will approximate 5x net debt to EBITDA, and Multi-Color expects the estimated $100 million of annual free cash flow to delever to a preferred long-term range of less than 4x net debt to EBITDA.

The transaction is expected to close in the third fiscal quarter of 2018, and is subject to customary closing conditions.

Multi-Color was advised by Rothschild as financial advisor, and Keating Muething & Klekamp PLL as lead legal advisor, with Freshfields Bruckhaus Deringer also providing legal counsel to Multi-Color.

Core EPS guidance for Fiscal Year 2018 reconfirmed

Management reaffirms its Core EPS guidance for Fiscal Year 2018 of $4.00. For the Fiscal Quarter ended June 30, 2017, management forecasts approximately $0.80 Core EPS as a result of one off production inefficiencies in one large plant primarily caused by timing of onboarding new and redesigned work before additional capacity and capability could be installed.

Webcast details

Multi-Color will hold a webcast today, Monday, at 10:00 a.m. ET / 9:00 a.m. CT to discuss the announcement. All interested parties are invited to listen to the webcast live and view the slides to be presented via Multi-Color’s Internet site at http://www.mcclabel.com by clicking on the Investors tab and going to the presentations page. Parties who wish to participate in the webcast via teleconference may dial 1-866-516-2921 within the U.S. only, or +1-213-660-0878 for international callers, and ask the operator for conference ID number, 56523107. Participants should call in no later than 9:45 a.m. ET / 8:45 a.m. CT. A replay of the conference call will be available at 1:00 p.m. (ET) on Monday, July 17, 2017 through 1:00 p.m. (ET) on Monday, July 24, 2017 by calling (855) 859-2056 (Conference ID 56523107) or internationally, by calling +1 (404) 537-3406 (Conference ID 56523107).

About Multi-Color Corporation

Multi-Color, headquartered near Cincinnati, Ohio, with approximately 5,500 employees, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home & personal care, wine & spirits, food & beverage, healthcare and specialty consumer products. Multi-Color serves international brand owners in North, Central and South America, Europe, China, Southeast Asia, Australia, New Zealand, and South Africa with a comprehensive range of the latest label technologies in Pressure Sensitive, Glue-Applied (Cut and Stack), In-Mold, Shrink Sleeve and Heat Transfer.

About Constantia Labels

Constantia Labels is a leader in label solutions serving the food, beverage and consumer packaging goods industries. Constantia Labels has approximately 2,800 employees globally, with 23 production plants across 14 countries, with major operations across Europe, Asia and North America reported net sales of approximately $690 million (€605 million) for the financial year ending December 2016.

About Constantia Flexibles

Constantia Flexibles is the world’s fourth largest producer of flexible packaging and labels. Based on the guiding principle of ‘People, Passion, Packaging’, some 10,000 employees manufacture tailor-made packaging solutions at 55 sites in 24 countries. Many international companies and local market leaders from the food, pharma and labels industries choose the sustainable and innovative products of Constantia Flexibles.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transactions between Multi-Color Corporation, Constantia Labels GmbH and their respective affiliates and the expected timing and completion of the transactions. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “support,” and other similar expressions and the negative versions thereof are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of Multi-Color’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the parties to the acquisition agreements. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transactions, or whether the transactions will close at all. Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in the termination of the purchase agreement; the outcome of any legal proceedings that may be instituted against Multi-Color or others following announcement of the acquisition; the inability to satisfy the conditions to complete the acquisition (or to complete the acquisition on a timely basis); risks that the proposed transaction disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition, including potential synergies and cost savings or the failure of the acquired company to achieve its plans and objectives generally; and legislative, regulatory and economic developments. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Multi-Color’s Annual Report on Form 10-K for the year ended March 31, 2017 filed with the Securities and Exchange Commission (SEC). Multi-Color can give no assurance that any of the contemplated transactions will be completed or that the conditions to the acquisition will be satisfied. Multi-Color assumes no obligation to update or revise any forward looking information as a result of new information, developments or otherwise.